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                                                                Exhibit 23.5
                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 2, 2000, with respect to the consolidated financial statements of Celtrix Pharmaceuticals, Inc. included in the Registration Statement (Form S-1 No. 333-46552) and related Prospectus of Insmed Incorporated for the registration of 6,000,000 shares of its common stock.


                                                /s/ Ernst & Young LLP

Richmond, Virginia
October 20, 2000